UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 23, 2018

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas		75202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On April 22, 2018, eleven series of AT&T Inc.’s (“AT&T”) senior notes described below (the “Notes”) became subject to mandatory redemption in accordance with the special mandatory redemption provision of such series of Notes. Each series of Notes contained a special mandatory redemption provision that would be triggered in the event that the Agreement and Plan of Merger, dated as of October 22, 2016 (the “Merger Agreement”), by and among AT&T, Time Warner Inc. (“Time Warner”) and West Merger Sub, Inc. was not consummated on or prior to April 22, 2018, or, if prior to such date, the Merger Agreement for such acquisition was terminated. As of the end of April 22, 2018, the Merger Agreement was not consummated and, as a result, AT&T must redeem each series of Notes in whole at a special mandatory redemption price equal to 101% of the aggregate principal amount of each series of Notes plus accrued but unpaid interest on the principal amount of such Notes to, but not including, the date of redemption (the “Redemption Price”).

On April 23, pursuant to the Indenture, dated as of May 15, 2013, between AT&T and The Bank of New York Melon Trust Company, N.A., as trustee (the “Trustee”), AT&T notified the Trustee of its requirement to redeem the Notes subject to the special mandatory redemption provision:

(i)	$489,120,000 aggregate principal amount of the Floating Rate Global Notes due 2023 (USD) (CUSIP No. 00206REJ7) (the “USD Floating Rate Notes”);

(ii)	$2,249,374,000 aggregate principal amount of the 3.400% Global Notes due 2024 (CUSIP No. 00206REL2);

(iii)	$3,843,488,000 aggregate principal amount of the 3.900% Global Notes due 2027 (CUSIP No. 00206REM0);

(iv)	$3,175,908,000 aggregate principal amount of the 4.900% Global Notes due 2037 (CUSIP No. 00206REN8);

(v)	$3,213,314,000 aggregate principal amount of the 5.150% Global Notes due 2050 (CUSIP No. 00206REP3);

(vi)	$1,832,416,000 aggregate principal amount of the 5.300% Global Notes due 2058 (CUSIP No. 00206REQ1) (together with (i) – (v), the “USD Notes”, and (ii) – (vi), the “Fixed USD Notes”);

(vii)	€359,843,000 aggregate principal amount of the Floating Rate Global Notes due 2023 (Euro) (ISIN XS1629866606);

(viii)	€294,527,000 aggregate principal amount of the 1.050% Global Notes due 2023 (ISIN XS1629865897);

(ix)	€260,281,000 aggregate principal amount of the 1.800% Global Notes due 2026 (ISIN XS1629866192);

(x)	€239,131,000 aggregate principal amount of the 2.350% Global Notes due 2029 (ISIN XS1629866275) (together with (vii) – (ix), the “Euro Notes”); and

(xi)	£1,000,000,000 aggregate principal amount of the 3.550% Global Notes due 2037 (ISIN XS1634248865) (the “Sterling Notes”).

The redemption date for the Notes will be May 23, 2018 (the “Redemption Date”). AT&T will be required to pay an aggregate of $14,634,909,439 in respect of the Fixed USD Notes, €1,175,312,704 in respect of the Euro Notes and £1,034,412,329 in respect of the Sterling Notes on the Redemption Date. The amount AT&T will be required to pay on the Redemption Date in respect of the USD Floating Rate Notes will be determined on or around May 14, 2018.

The paying agent for the USD Notes is The Bank of New York Mellon Trust Company, N.A., located at 601 Travis Street, 16th Floor, Houston, Texas 77002. The paying agent for the Euro Notes and the Sterling Notes is The Bank of New York Mellon, London Branch, located at One Canada Square, London E14 5AL.

AT&T anticipates that, following the redemption, AT&T will continue to have access to sufficient funds to consummate its proposed acquisition of Time Warner pursuant to the Merger Agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: April 23, 2018	By:	/s/ George B. Goeke
George B. Goeke
Senior Vice President and Treasurer